UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2007

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 1, 2007, the Compensation Committee of the Board of Directors of Tyson Foods, Inc. (“Tyson”) approved grants of performance stock awards under the Tyson Foods, Inc. 2000 Stock Incentive Plan to James Lochner, William Lovette and Wade Miquelon. The performance stock awards represent the right to receive shares of Tyson Class A Common Stock upon vesting, which is based solely on the achievement of certain goals related to the market value of Tyson’s Class A Common Stock as compared to the market value of the stock of certain peer companies. Under the terms of the awards, each of Messrs. Lochner, Lovette and Miquelon have the right to receive up to 25,210.0840 shares of Tyson Class A Common Stock upon vesting of the awards.

The foregoing summary of the terms of the performance stock awards does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of performance stock award grant document attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Tyson Foods, Inc. Performance Stock Award Grant Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: October 4, 2007	By:	/s/ Craig J. Hart

	Name:	Craig J. Hart
	Title:	Senior Vice President, Controller and
Chief Accounting Officer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated October 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Tyson Foods, Inc. Performance Stock Award Grant Document